EXHIBIT 4.1 Specimen Common Stock Certificate of AdCare Health Systems, Inc.

PROOF PROOF

NUMBER
AHS

SHARES

ADCARE HEALTH SYSTEMS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF GEORGIA

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 00650W 30 0

COMMON STOCK

THIS CERTIFIES THAT:

PROOF

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF NO PAR VALUE EACH OF

ADCARE HEALTH SYSTEMS, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
WITNESS the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
NEWYORK, NY
TRANSFER AGENT

BY:

AUTHORIZED OFFICER

SECRETARY

David A. Tenwick
CHAIRMAN